Exhibit 99.2

Pier 1 Imports, Inc. to Present at the Goldman Sachs Nineteenth Annual Global Retailing Conference

FORT WORTH, Texas--(BUSINESS WIRE)--August 30, 2012--Pier 1 Imports, Inc. (NYSE:PIR) today announced that it is participating in the Goldman Sachs Nineteenth Annual Global Retailing Conference being held September 5-6, 2012 at The Plaza Hotel, Fifth Avenue at Central Park South, New York, New York. Alex W. Smith, President and Chief Executive Officer, and Cary Turner, Senior Executive Vice President and Chief Financial Officer, will make a presentation on September 5th during which they will provide a general update on the Company’s business.

Pier 1 Imports, Inc. is the original global importer of imported decorative home furnishings and gifts. Information about the Company is available on www.pier1.com.

CONTACT:
Pier 1 Imports, Inc.
Cary Turner, 817-252-8400